UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 5, 2021 (February 1, 2021)

IONIX TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000- 54485	45-0713638
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Rm 608, Block B, Times Square, No. 50 People Road, Zhongshan District,

Dalian City, Liaoning Province, China 116001

(Address of principal executive offices, including zip code)

+86-411-88079120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:         None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of the principal U.S. market
Common Stock, par value $0.0001 per share	IINX	OTCQB marketplace of OTC Markets, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01  Other Events

On February 1, 2021, Ionix Technology, Inc. (the “Company”) entered into a consulting agreement with Mr. George Adamson, PhD, a well-known lithium battery expert in the United States, and Mr. Steve Bellamy, a senior financial advisor (collectively, the “Consultants”) in order to improve the Company’s core competitiveness and enhance its brand image. The Consultants have been engaged to assist the Company to establish a manufacturing, assembly, R&D and corporate head office in Las Vegas, Nevada. The Consultants will each earn 96,000 restricted stock units as follows: 48,000 upon the 6 month anniversary of the agreement and 48,000 upon the twelve month anniversary.

Dr. George W. Adamson, Ph.D., majored in philosophy and physical chemistry from Massachusetts Institute of Technology. Dr. Adamson has engaged in research work for more than thirty years and has extensive experience in the field of Lithium-ion Battery Technology and Energy Storage Technology. He has successively served as vice President of research and development, vice-president product development, and chief technical operation officer for several well-known technology companies such as “Valence Technology”, “ZPower”, and “EOS Energy Storage”. He has extensive technology development experience in new energy fields, with more than 50 research papers and patents. The Company believes the addition of Dr. Adamson will provide new impetus for IINX's progress in the new energy and enhance the competitiveness of the Company's technology and market.

Mr. Steve Bellamy graduated from Sheffield Hallam University in the UK and is a member of the Institute of Chartered Accountants in England and Wales. Mr. Bellamy has over 40 years of experience in financial management, including financial risk control, investment management, investment operations and IPO planning. He started his career as Price Waterhouse in London and has since worked for several financial institutions like Pacific Capital Bancorp and London Investment Banking. From 1998 to 2004, he served as CFO for Wi-LAN and also Blue Casa Communications. In the past five years, he also successively participated in the founding and incubation of new energy technology enterprises Green Dragon International and Green Solutions. He is highly praised for his practical financial expertise and rich financial management experience. The Company believes that with Mr. Bellamy’s help it will strengthen the Company's project analysis and financing analysis capabilities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ionix Technology, Inc.

Date: February 5, 2021	By	/s/ Cheng Li
Cheng Li
Duly Authorized officer, Chief Executive Officer